SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

ACRONGENOMICS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule

0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid: Not Applicable

(2)

Form, Schedule or Registration Statement No.:  Not Applicable

(3)

Filing Party:  Not Applicable

(4)

Date Filed:  Not Applicable

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DEFINITIVE INFORMATION STATEMENT

ACRONGENOMICS, INC.

1530 Ninth Avenue SE

Calgary, AB T2G 0T7

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACRONGENOMICS, INC.

a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of Acrongenomics, Inc.  (the “Corporation”).  Such meeting will be held at the Corporation’s offices in Athens Greece at  38 A Posidonos Avenue 17455 Alimos, Athens, Greece on Wednesday, September 14, 2005 at the hour of 12:00 o’clock noon, Athens time, for the following purposes:

1.

to elect the  Members of the Board of Directors for the ensuing year;

2.

to approve the  appointment  of the firm of Amisano Hanson as the Corporation’s independent auditors for the fiscal year 2005;and

3.

to approve the 2005 Stock Option and Stock Award Plan (the “Plan”) of up to 2,600,000 of the Corporation’s common stock in the form of stock options and stock awards as compensation to employees, officers, directors and/or consultants of the Corporation.

Only shareholders of record as of the close of business on the 11th day of August, 2005 will be entitled to vote at this Meeting.  This Information Statement was first sent to the Corporation’s shareholders on August 25, 2005.

We are not asking you for a proxy and you are requested not to send us a proxy.

DATED AND MAILED at Calgary, Alberta this 25th day of August, 2005

BY ORDER OF THE BOARD OF DIRECTORS OF

ACRONGENOMICS, INC.

    /s/ Ron Lizée

Ron Lizée

Chief Financial Officer

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 14, 2005

This Information Statement is being first mailed on August 24, 2005, to the shareholders of Acrongenomics, Inc., a Nevada corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 12:00 o’clock noon, Athens Time on Wednesday, September 14, 2005, at  38 A Posidonos Avenue 17455 Alimos, Athens, Greece, or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).  The costs of the preparation and mailing of this Information Statement and our Annual Report are being borne by the Corporation.

The purpose of the Meeting is to consider and act upon (i) the election of the  Members of the Board of Directors for the ensuing year; (ii) the approval of the  appointment of  the firm of Amisano Hanson as independent auditors for the fiscal year 2005; and (iii) the approval of a 2005 Stock Option and Stock Award Plan (the “Plan”)  of up to 2,600,000 shares of the Corporation’s common stock in the form of stock options and stock awards as compensation to employees, officers, directors and/or consultants of the Corporation; directors will be eligible for no more than 25% of the shares authorized under the Plan and executive officers will be eligible for no more than 25% of the shares authorized under the Plan.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on August 11, 2005 (the “Record Date”), at which time the Corporation had issued and outstanding 16,307,661 shares of Common stock, $.001 par value.   The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 11, 2005, regarding the beneficial ownership of the Corporation’s common stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock, by each of the Corporation’s officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Common Stock	Eleftherios Georgakopoulos President and Director 38A Posidonos 17455 Alimos Athens, Greece	4,000,000 Shares	25.4%
Common Stock	Ronald Lizée Chief Financial Officer, Secretary and Director 202-3550 Taylor Street East Saskatoon, Sask S7H 5H9	0 Shares	0%
Common Stock	Constantine D. Poulios Vice President and Director 38A Posidonos 17455Alimos Athens, Greece	0 Shares	0%
Common Stock	All Officers and Directors as a group (3 persons)	4,000,000 Shares	25.4%

(1)

Based on 16,307,661 shares of our common stock issued and outstanding as of August 11, 2005.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at three.  Thus, there are three directors to be elected for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2005 or until their successors have been elected and qualified.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The nominees, each of whom have served as a Director of the Corporation during 2004 to the date of this Information Statement, are as follows:

Name	Age Positions
Eleftherios Georgakopoulos	38 Director, Chief Executive Officer
Ronald Lizée	47 Director, Chief Financial Officer, Treasurer
Constantine Poulios	32 Director, Vice President, Secretary

APPOINTMENT OF INDEPENDENT AUDITORS

Our board has approved the appointment of Amisano Hanson, Chartered Accountants, as our independent auditors for our 2005 fiscal year.  Amisano Hanson has acted as the Corporation’s independent auditors since January 2005.  For the years ended 2003 and 2002, Morgan and Company were the Corporation’s independent auditors.  We do not expect a representative of Amisano Hanson to attend the annual meeting.

Summarized below is the aggregate amount of professional fees billed by auditors during fiscal years 2004 and 2003.

Audit Fees

The aggregate fees billed for the fiscal year ended December 31, 2004 for professional services rendered by Amisano Hanson for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB quarterly reports and services normally provided by Amisano Hanson in connection with statutory and regulatory filings or engagements were $26,442.63 of which $15,000 had been paid by way of deposit or retainer.

The aggregate fees billed for the fiscal year ended December 31, 2003 for professional services rendered by Morgan & Company for the audit of our annual financial statements and review of financial statements included in our Form 10-QSB quarterly reports and services normally provided by Morgan & Company in connection with statutory and regulatory filings or engagements were $3,500.

Audit-Related Fees

There were no fees for other audit related services by Amisano Hanson for the fiscal year ended 2004 or by Morgan and Company for the fiscal year ended 2003.

Tax Fees

There were no fees for tax related services for the fiscal years ended 2003 and 2004.

All Other Fees

There were no other aggregate fees billed in either of the last two fiscal years for products and services provided by Amisano Hanson or Morgan & Company, other than the services reported above.

STOCK OPTION PLAN

The Board of Directors is recommending acceptance of a stock award and stock option plan to allow it to attract new directors, officers and employees with credentials satisfactory to assist the Corporation in its growth plans. The total number of shares to be authorized under the Plan is 2,600,000 of the Corporation’s total authorized shares of common stock; Members of the Corporation’s Board of Directors will be eligible, as a group, for no more than 25% of the shares authorized under the Plan and executive officers will be eligible, as a group, for no more than 25% of the shares authorized under the Plan.  The Plan will terminate on May 17, 2015.  The options will be granted at the direction of the Board of Directors.  Also, options issued under the Plan will be priced $3.00 per share.  Of the shares eligible under the Plan, 1,200,000 will be registered by the Corporation under a registration statement on Form S-8 with the Securities and Exchange Commission.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE CORPORATION:

Dr. Georgakopoulos engaged in medical research since 1991.  He was awarded degrees in Biology in 1989; Genetics, Biochemistry and Microbiology in 1992, both from Karl-Ruprecht University of Heidelberg, and achieved a Ph.D in Neurobiology in 1995 awarded by the Medical School, University of Heidelberg.  Dr. Georgakopoulos worked with GlaxoWellcome SA in the area of central nervous system drugs from September, 1995 to March, 1996 at which time he completed his military service obligations.  In November, 1997, Dr. Georgakopoulos was engaged to set up and manage the Department of Molecular Biology and Genetics, Medical Centre of Athens, where he remained until September, 2001.  From September, 2001 until April, 2003, Dr. Georgakopoulos was the founder and General Manager of the Biotechnology Department, Iatriki Techniki S.A. with particular emphasis on Molecular Diagnostics.  From April, 2003, Dr. Georgakopoulos was Senior Research Scientist with Forth Photonic Hellas S.A, responsible for organizing and conducting clinical trials in the biophysics area and handling regulatory issued related to clinical trials.  Since February, 2004, Dr, Georgakopoulos has focused on founding and organizing Acrongenomics, both in the US and Greece.

Mr. Lizée is the owner/operator of Lizée Gauthier, Certified General Accountants where he has practiced since 1982.  Mr. Lizée has over 25 years experience in the fields of tax, accounting and auditing.  He graduated from the University of Saskatchewan in 1981 with a B.Comm, Accounting and gained his CGA in 1987, and CFP in 1993.  Mr. Lizée has experience in financial management within public companies having served as a director and CFO during 1995 to 1999 and he is the owner and CEO of a franchise chain operating in several Canadian provinces.

Mr. Poulios is an attorney and has worked both in the US and Europe. Mr. Poulios has been a tax and corporate advisor with Ernst & Young since 1997. Mr. Poulios has a law degree from National University of Athens, Greece and a LLM degree from Northwestern University School of Law, Chicago, Illinois.

LEGAL ACTIONS

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form 5/# of transactions
W. Scott Lawler	President, Member of the Board of Directors	1/0	1/1	None
Ron Lizée	Chief Financial Officer, Member of the Board of Directors	1/0	None	None
Rick Walchuk	CEO, Secretary and Member of the Board of Directors	1/0	None	None
Eleftherios Georgakopoulos	President and Member of the Board of Directors	1/0	1/1	None
Constantine Poulios	Vice President and Member of the Board of Directors	1/0	None	None

MEETINGS AND COMMITTES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval.  All matters that require Board approval are acted on by unanimous written consent of the Board.  The Board of Directors acted by unanimous consent 7 times during 2004.  During 2004, all of the Directors participated in 100% of all Board meetings held during the period for which they were a director.

The Board of Directors does not at this time have an Audit Committee. The Board of Directors performs the same functions as an audit committee. Since there are no independent members of the Board of Directors, it is not feasible at this time to have an audit committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth certain information regarding the compensation paid during each of the Corporation’s last three fiscal years to the Corporation’s President.  No other executive officer’s total annual salary and bonus exceeded $100,000.00 during such years and thus no information regarding any other officers’ compensation is required to be disclosed herein for the periods indicated.

SUMMARY COMPENSATION TABLE

Name	Title	Year	Salary	Bonus	Other Annual Compensation

Jack Morgan	President, Secretary and Treasurer	2003 2002 2001	$0 $0 $0	0 0 0	0 0 0
W. Scott Lawler (1)	President, Secretary and Treasurer	2004	$0	$15,000	0
Rick Walchuk	CEO and Secretary	2004	$28,160	0	0
Eleftherios Georgakopoulos (2)	President	2004	$5,481	0	0

The Corporation does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below under the heading, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which the Company proposes to be a party:

(A)

any director or officer;

(B)

any proposed nominee for election as a director;

(C)

any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

During fiscal year 2004, a total of $32,100 in fees was billed to the Company by Lizée Gauthier, Certified General Accountants, of which the Company’s CFO, Mr. Lizée, is the proprietor, for accounting work provided to the Company by Mr. Lizée. During such period, a total of $23,435 was paid to Lizée Gauthier against such invoices.

During fiscal year 2004, a total of $15,000 was paid as director’s and officer’s compensation for Mr. Lawler’s serving as President and sole member of the Company’s Board of Directors. An additional amount of $37,546.50 was paid for consulting fees during 2004. Both amounts were paid to Mr. Lawler’s consulting firm, International Securities Group Ltd.

In early 2004, Acrongenomics entered into an arrangement with Euro Genet Labs, a Greek corporation, whereby Euro Genet Labs would provide Acrongenomics with lab services, including the conducting of testing of blood samples to test Acrongenomics proprietary technology and to assist in the development of such technology. A formal, written agreement regarding these services has not yet been entered into between Acrongenomics and Euro Genet Labs. Pursuant to this arrangement, during fiscal year 2004, Acrongenomics paid to Euro Genet Labs a total of $351,900 and an additional $775,000 were owed to Euro Genet as of December 31, 2004.

During 2004, the Company has occupied office space consisting of approximately 500 square feet, located at 38A Posidonos Avenue 17455 Alimos, Athens, Greece, for its executive offices.  This space, along with reception, photocopy and facsimile transmission services, are provided by EuroGenet Labs, Inc. During 2004, the Company was able to occupy this space without the payment of rent for 3 months, which was valued at $6,000 and recorded as contributed surplus on the Company’s balance sheet. The Company intends to enter into an agreement with EuroGenet Labs, Inc. to sublease these premises on a long term basis for $2,000 per month.

On May 5, 2004, we issued 4 million restricted shares of our common stock to one of our directors, Dr. Eleftherios Georgakopoulos, in consideration of his transfer of two (2) Greek patents and four (4) Greek patent applications, intellectual property and associated know-how to the Acrongenomics. These patents related to a proprietary technological product for the detection of epithelial cancer, referred to as the “EP-CAM Detection Kit.” Since the time that this acquisition was announced, the Ep-Cam Detection Kit has undergone certain improvements and enhancements and was later referred to as the “Neo Ep-Cam Detection Kit.” Acrongenomics then finalized the acquisition of the intellectual property related to the Neo Ep-Cam Detection Kit, for which it issued 4 million shares of common stock to Dr. Georgakopoulos. As a result of the acquisition, the Company now owns the rights to the following two (2) Greek patents and four (4) Greek patent applications:

Greek Patent No. 1004303, issued November 6, 2002, entitled “Detection of cancer membrane antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent No. 1004765, issued December 22, 2004 – PCT-Pending, entitled “Detection of cancer membrane antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent Application No. 20040100269, dated July 2, 2004, entitled “Prototype RT and PCR protocols using Neowater and detection of cancer membrane antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent Application No. 20040100270, dated July 2, 2004, entitled “Prototype RT and PCR protocols without magnesium chloride using Neowater and detection of cancer membrane antigen Ep-Cam and identification of circulating micrometastatic cancer cells in peripheral blood (and tissues) in patients with cancer of epithelial origin.”

Greek Patent Applications Nos. 20040100271 and 20040100273, also dated July 2, 2004, share the same titles as the two (2) patent applications immediately preceding this paragraph. However, these two additional patent applications are differentiated by certain technical features.

Common Stock

Stock Option Grants

We did not grant any stock options to the directors or executive officers during our most recent fiscal year ended December 31, 2004.  We have also not granted any stock options to the directors or executive officers since December 31, 2004.

Exercises of Stock Options And Year-End Option Values

No stock options were exercised by our officers, directors or employees during the fiscal year ended December 31, 2004.  No stock options have been executed since December 31, 2004.

Outstanding Stock Options

We do not have any stock options outstanding.

Management Agreement

We do not have management or other compensation agreements with any other officers or directors.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect three members of the Board of Directors for terms expiring at the Corporation’s Annual Meeting of Shareholders.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on August 11, 2005.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.  If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, there may be a vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement and Proxy or Information Statement for the 2006 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than June 16, 2006.  Such proposals should be directed to 38 A Posidonos Avenue 17455 Alimos, Athens, Greece to the Attention of:  Mr. Constantine Poulios, Secretary.

By order of the Board of Directors

                                                                    /s/ Ron Lizée

Ron Lizée

      Chief Financial Officer